

399 Fremont
San Francisco, CA

INVESTOR PRESENTATION

September 2025

UDR®

Opening doors to the future®


399 Fremont
San Francisco, CA

TABLE OF CONTENTS

RECENT UPDATES – 2025 GUIDANCE (AS REPORTED JULY 30, 2025)

Key operating metrics are trending as expected relative to the midpoints of our recently improved full-year outlook.

SSREV Growth



YTD through 2Q 2025
Initial 2025 guidance (midpoint)
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
0.60%
0.90%
2.0% average blended rate growth
0.80%
Driven by further rollout of building-wide Wi-Fi, enhanced amenity offerings, package lockers, etc.
0.20%
High: 3.25%
Mid: 2.50%
Low: 1.75%
Earn-In (Embedded Growth)
Blended Lease Rate Growth
Innovation and Other Income
Occupancy and Bad Debt
2025 SSREV Growth

SSREV Growth, by Region



YTD through 2Q 2025
Initial 2025 guidance (midpoint)
5%
4%
3%
2%
1%
0%
-1%
High: 3.25%
Low: 1.75%
High: 4.00%
Low: 2.50%
High: 3.25%
Low: 1.75%
High: 1.50%
Low: 0.00%
Total
East Coast / Mid-Atlantic
West Coast
Sunbelt
% of Total UDR NOI
40%
35%
25%

SSEXP Growth



YTD through 2Q 2025
Initial 2025 guidance (midpoint)
14%
10%
6%
2%
-2%
-6%
-10%
-14%
High: 3.5%
Low: 2.5%
High: 2.0%
Low: 0.0%
High: 4.0%
Low: 2.0%
High: 5.5%
Low: 3.5%
High: 5.5%
Low: 3.5%
High: 10.0%
Low: 8.0%
High: (10.0)%
Low: (12.0)%
Total
Real Estate Taxes
R&M
Personnel
Utilities
Admin & Marketing
Insurance
% of Total Expenses
39%
20%
15%
14%
8%
4%

FFOA Per Share Guidance(1)



Initial 2025 guidance (midpoint)
$2.60
$2.55
$2.50
$2.45
$2.40
$2.35
$2.30
$2.25
$2.20
$2.48
$0.11
$(0.04)
$0.00
$(0.01)
$(0.02)
$2.52
FY 2024
SSREV
SSEXP
Interest Expense
Net G&A
DPE and JV FFOA
FY 2025 Midpoint

(1) Net G&A includes Property Management expense, which is calculated as 3.25% of property revenue.
Source: Company documents.

Demographics, affordability, and demand/supply factors continue to support rentership.

Steady Rent-to-Income Ratio ("R/I")

Median resident R/I ratio in the low-20% range; average UDR household income is 2.5x higher than the median MSA income.


R/I Ratio
Long-Term Average
25%
24%
23%
22%
21%
20%
Jun-19
Jun-20
Jun-21
Jun-22
Jun-23
Jun-24
Jun-25

Attractive Relative Affordability

Nearly 60%, or $3,400 per month, less expensive to rent than own across UDR markets


% Less Expensive to Rent vs. Own (TTM)
Long-Term Average
-20%
-30%
-40%
-50%
-60%
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021
2023
2025

Robust Demand

Above-average population concentrations in the mid-20's to early-30's age cohorts support apartment rental demand


U.S. Population by Age
Average (Ages 15 to 60)
4,800,000
4,400,000
4,000,000
3,600,000
15
20
25
30
35
40
45
50
55
60

Slowing Future Supply

Multifamily starts have declined materially since mid-2022


Average
Quarterly Multifamily Development Starts (Units)
160,000
120,000
80,000
40,000
0
2019
2020
2021
2022
2023
2024
2025

(1) Metrics as of June 30, 2025, unless otherwise noted.
Source: Company documents, RealPage, U.S. Census Bureau.

RECENT UPDATES – SUPPLY OUTLOOK

Multifamily supply is expected to decline to historical average levels in 2025 and trend even lower in 2026 and 2027.



National Multifamily Deliveries
Units
% of Stock
% of Stock (Historical Avg.)
200,000
160,000
120,000
80,000
40,000
0
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
Deliveries
% of Stock
1Q22
1Q23
1Q24
1Q25
1Q26
1Q27



UDR Market Multifamily Deliveries
Units
% of Stock
% of Stock (Historical Avg.)
80,000
60,000
40,000
20,000
0
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
Deliveries
% of Stock
1Q22
1Q23
1Q24
1Q25
1Q25
1Q27

2025 Supply as % of Existing Stock[1]

Flat to 50 bps Above Historical Average	50 to 150 bps Above Historical Average	>150 bps Above Historical Average
40% of UDR NOI	**40% of UDR NOI**	**20% of UDR NOI**
Baltimore	Boston	Austin
Monterey Peninsula	Dallas	Inland Empire
Orange County	Denver	Nashville
Portland	Los Angeles	Orlando
San Francisco Bay Area	New York	Richmond
Washington, D.C. Metro	Philadelphia	San Diego
	Seattle	Tampa

(1) Historical Average is defined as the period from 2000 through 2019.
Source: Company documents, RealPage, CoStar.

UDR AT A GLANCE[1][2]

UDR is a **full-cycle investment** that consistently generates strong total shareholder return ("TSR") through innovation, best-in-class operations, and disciplined capital allocation.

52 Year History | S&P 500 Multifamily REIT | ~60,000 Apartment Homes | 21 Markets | ~$21B EV | 4.2% Dividend Yield | Full-Cycle Investment | Continuous Innovation

Robust Long-Term Relative TSR



20-Year
6.7%
7.4%
4.0%
4.5%
5.0%
5.5%
6.0%
6.5%
7.0%
7.5%
NAREIT Equity Index CAGR
UDR CAGR

Sustainable Dividends That Grow Over Time



$1.80
$1.40
$1.00
$0.60
211
Consecutive Dividends Paid
6%
CAGR since 2010
$0.72
$1.72
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

(1) As of June 30, 2025, except otherwise noted.
(2) Dividend Yield is based on UDR's 2025 annualized dividend of $1.72 per share.
Source: Company and peer documents, Nareit.

UDR AT A GLANCE – DIVERSIFIED PORTFOLIO COMPOSITION

UDR is diversified across markets and price points to generate robust growth with less risk.

Market Mix



Northeast/Mid-Atlantic:
40% of NOI
West Coast:
35% of NOI
Sunbelt:
25% of NOI



80%
60%
40%
20%
UDR
Peer Average
Portfolio-Wide Rental Rate Differential(2,3)
% of SS Revenue in Five Largest Markets(2)

Less Concentration Risk

More Stability

Price Point and Location[1] Within Market



A-Quality
B-Quality
44%
56%
Coastal A
Coastal B
46%
54%
Sunbelt A
Sunbelt B
37%
63%
Urban
Suburban
31%
69%
Coastal Urban
Coastal Suburb
39%
61%
Sunbelt Urban
Sunbelt Suburb
11%
89%

(1) Price point and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(2) Data as of June 30, 2025. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(3) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
Source: Company and peer documents, Nareit.

CORPORATE STRATEGY: THREE PILLARS

Operations, Capital Allocation, and Portfolio Exposure serve as UDR's pillars of relative value creation. Each pillar is grounded on enduring principles influenced by long-term structural macro themes to ensure positive contribution to our growth profile.



Relative FFOA and Cash Flow per share Growth; TSR Outperformance
Operations
Capital Allocation
Portfolio Exposures
$
Guiding Principles

Operations

- Improve resident retention through our Customer Experience project
- Deploy NOI-enhancing initiatives to "win" markets versus peers based on revenue and NOI growth

Capital Allocation

- Ensure capital deployment is accretive while also preserving and enhancing the value of our assets
- Improve fully-loaded margin through project lifecycle tracking and oversight by our Asset Management Committee

Portfolio Exposures

- Develop and enhance investment analytics platform to manage exposure
- Utilize market, micro-market, and asset-level intelligence to inform decisions

Source: Company documents.

UDR VALUE PROPOSITION: OPERATIONAL INNOVATION

Innovation is a competitive engine that drives attractive NOI growth through operational efficiencies and better informed capital allocation decisions. UDR innovation initiatives have consistently driven high-single-digit y/y growth in income from rentable items, resulting in approximately **$50M of incremental run-rate NOI** since 2018, equating to $1 billion of value creation.(1) Current and identified future initiatives should allow UDR to sustain this growth trajectory.

$110M NOI ($0.30/share or 10% upside) from Identified Value Creation

2018-2024:	2025 Target:	Identified (2026+):
$40M	$15M	$55M

Legacy Innovation

- **Ancillary Income**: Parking, Package Lockers, Pet Fees, Short-Term Rentals
- **Site-Level Efficiencies**: Reduce Controllable Expenses, Unmanned Communities, Group Purchasing
- **Foundational Technologies**: SmartHome Tech, Data Hub, CRM, AI Chatbot, Self-Guided Tours, Resident App, Maintenance Tech, Spatial Analytics, Robotics
- **Pricing Enhancements**: Unit-Level and Amenity Pricing
- **Reduce Friction**: Streamlined Resident Move-In Process

Major Strategic Initiatives (Examples)

- **Harnessing Data**: Leverage data and AI for resident and prospect engagement, cyber security, prospect screening, deal identification and underwriting (investment analytics), and workforce productivity
- **Customer Experience ($10-$25M NOI 2025+)**: Orchestrate interactions and decisions; leads to higher satisfaction, increased lifetime value of resident, higher retention, fewer vacant days, improved pricing, margin expansion
- **Community WiFi ($10-$15M NOI 2025+)**: Seamless access for residents; supports self-service model; building block to reduce emissions
- **Bad Debt ($5-$10M NOI 2025+)**: AI-assisted fraud screening (proof of income, ID verification, pattern recognition) = higher collections, reduced eviction and turnover costs, lower vacancy loss

(1) Calculated based on an applied cap rate of 5.0%.
Source: Company documents.

UDR VALUE PROPOSITION: HARNESSING DATA

UDR is increasingly using data to make better decisions across all business lines in the effort to drive shareholder value creation. This focus, grounded in our best-in-class operational platform, is being expanded to our capital allocation efforts.

Operational Excellence

Customer Experience: Assess more than 1 million daily data elements to understand resident satisfaction.

\+

Machine Learning: Leverage AI to increase the predictive nature of household satisfaction scores and identify corrective actions to increase the lifetime value of a resident.

\+

Proactive Outreach: Insights have guided more than 22,000 unique high-value touchpoints in 2025, which continues to drive peer-leading improvement in resident retention.

=

Same-Store Growth: Long-term outperformance driven by higher occupancy, innovative rentable items, and constrained expense growth to deliver a sustainable operating margin advantage.

Capital Allocation

Investment Analytics: Refined approach using UDR's data enterprise applied to investment decisions across acquisitions, development, and dispositions.

\+

Market Selection: Evaluation of 40 market-level variables and nearly 800 manipulations of these variables.

\+

Submarket and Asset Selection: Evaluation of nearly 70 micro market variables and 2,000 manipulations of these variables to identify asset level attractiveness.

=

Targeted Capital Allocation: Nearly 30,000 apartment communities, or roughly 7 million institutional quality apartment homes, across 35 markets are continually evaluated to prioritize capital allocation opportunities that maximize value creation.

Source: Company documents.

CUSTOMER EXPERIENCE RESULTS: RESIDENT RETENTION

Every 1% decrease in resident turnover equates to approximately $3.5 million of increased cash flow. UDR ranks first among peers[1] in change in turnover since the launch of our Customer Experience project.

- Focus on the UDR Customer Experience has helped drive a 900 basis point decrease in trailing-twelve-month ("TTM") resident turnover versus pre-COVID levels.
- More recently, since 1Q 2023, we have reduced resident turnover by more than 600 basis points while delivering peer-average blended lease rate growth (i.e., higher retention without sacrificing pricing power).



Percent of Move Outs to Buy or Rent a Single-Family Home
15%
10%
5%
0%
TTM Resident Turnover
50%
48%
46%
44%
42%
40%
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
1Q 2024
2Q 2024
3Q 2024
4Q 2024
1Q 2025
2Q 2025
UDR Move Outs to Buy Home
UDR Move Outs to Rent Home
UDR TTM Resident Turnover Rate
Peer Avg. TTM Resident Turnover

(1) Peer group includes AVB, CPT, EQR, ESS, IRT, and MAA.
Source: Company and peer documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a track record of being a proficient steward of capital and can utilize various external growth value creation drivers.



Capital Allocation During the Apartment Cycle ($M)
UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007 2008 2009 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025



UDR'S CAPITAL SOURCES
Cost
Not Attractive
Attractive
Source in Size
Yes
No
Common Equity
Asset Dispositions
Unsecured Debt
Secured Debt
JV Capital
LOC
Commercial Paper



UDR'S CAPITAL USES
Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
JV Acquisitions
Acquisitions
Development
DPE
Redevelopment
NOI-Enhancing Cap Ex
Stock Buybacks
Operating Platform

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

Our wide variety of value creation drivers provides UDR the latitude to **pivot toward investment opportunities that generate the highest risk-adjusted IRRs** and **the greatest earnings and NAV accretion**. These include:

ACQUISITIONS



Villaggio | Dallas, TX

Target 10% to 15% NOI growth above market in first 3 years of ownership

DEVELOPMENT



101 N. Meridian | Tampa, FL

Approximately 6% weighted average projected stabilized yield on recently developed communities

REDEVELOPMENT



Jefferson at Marina Del Rey | Los Angeles, CA

Target mid-teens IRRs through NOI enhancing projects

DEBT AND PREFERRED EQUITY



Essex Luxe | Orlando, FL

Low/mid-double-digit IRRs on capital provided to operators (i.e., recapitalizations) and third-party developers; deal structures enhance acquisition optionality

JOINT VENTURES



Signal Hill | Washington, D.C.

Strategic partnerships to source attractively priced capital and grow the Company across cycles

PLATFORM & INNOVATION



Resident App | SmartHome Technology Package

Digitalization, centralization, and utilization of advanced AI to improve customer experience

Source: Company documents.

STRONG, LIQUID, FLEXIBLE BALANCE SHEET[1]

Sector-leading weighted average interest rate, the lowest percentage of maturing debt among peers over the next 3- and 5-year periods, robust liquidity (>$1 billion), and strong leverage metrics support growth opportunities and reduce risk.

Investment Grade	Strong Leverage Metrics	Well Laddered Maturity Schedule
BBB+ S&P Unsecured Rating	**28%** Consolidated debt-to-enterprise value	**4.7 years** Average debt duration[2]
Baa1 Moody's Unsecured Rating	**5.5x** Consolidated net debt-to-EBITDAre	**10%** Sector-low percentage of debt maturing through 2026
3.4% Sector-best weighted average interest rate	**5.1x** Consolidated fixed charge coverage ratio	**88%** of NOI unencumbered

Forward Debt Maturity Schedule ($M/Weighted Average Interest Rate)[2]



$395 4.2%
$387 3.2%
$657 3.7%
$467 3.7%
$616 3.9%
$831 3.3%
$761 2.9%
$427 2.2%
$650 2.0%
$600 4.0%
$0 –
$1,000
$800
$600
$400
$200
$0
Only 10% of consolidated debt outstanding matures through 2026, excluding Commercial Paper,(2) Working Capital Facility, and principal amortization.
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Metrics as of June 30, 2025, unless otherwise noted.
(2) 2025 maturities reflect $220.0 million of principal outstanding at an interest rate of 4.65%, an equivalent of SOFR plus a spread of 33.0 basis points, on the Company's unsecured commercial paper program as of June 30, 2025. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 4.9 years with extensions and 4.8 years without extensions.

Source: Company and peer documents.

SUSTAINABILITY LEADERSHIP

UDR is a **recognized global Sustainability leader** with a commitment to further enhancing Corporate Responsibility.[1]

Top Workplace

Named a **2025 Top Workplace** and the **2024 and 2025 Top Workplaces winner** in the Real Estate Industry

Sustainable Development

Selected by USGBC as a LEED Homes Award recipient in the **Outstanding Developer** category

Sector Leader

Recognized by GRESB as a **Residential Multifamily Sector Leader** twice since 2021

SDG Alignment

Aligned with **10 United Nations Sustainable Development Goals**

Inclusiveness Commitment

Inaugural donor to the Nareit Foundation's **Dividends Through Diversity, Equity & Inclusion** campaign

Responsibility

Named one of **America's Most Responsible Companies** by Newsweek in three consecutive years

Green Bonds

Two Green Bond issuances totaling $650 million of proceeds since 2019



Climate Tech Funds

Committed to invest **$35M into strategic ESG and Climate Technology Funds**



(1) For additional details on UDR's targets, please refer to the Company's Corporate Responsibility website and its 8th annual ESG Report.
Source: Company documents.

399 Fremont
San Francisco, CA



APPENDIX

UDR®

Opening doors to the future®

THE CASE FOR APARTMENT REITS

Apartment REIT TSR has outperformed other REITs and the broader market by a wide margin since 2000 due to the following trends, which we expect will remain supportive of continued relative outperformance:

1. Ongoing shortage of U.S. housing
2. Increased propensity to rent
3. Housing's status as a necessary, non-discretionary expense
4. Better long-term NOI growth + lower capex than most REIT sectors

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)(1)



NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
10.1% Nareit Equity Apartments Index CAGR
9.6% Nareit Equity Index CAGR
8.6% S&P 500 CAGR
1,177
1,031
814
1,600.00
1,400.00
1,200.00
1,000.00
800.00
600.00
400.00
200.00
-
2000
2004
2008
2012
2016
2020
2024

ROLLING 3-YEAR ANNUALIZED TSR(1)



Apt. REIT Outperformance vs. Equity REITS
Two-thirds of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis.
4% Average Outperformance
4% Average Underperformance
15%
10%
5%
0%
(5)%
(10)%
(15)%
2000
2004
2008
2012
2016
2020
2024

(1) Data through July 31, 2025.
Source: Nareit and Factset.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Long-term demographics remain strong for apartments. Since 2010, approximately 30% fewer total housing units have been produced versus total households formed over the same period.



U.S. POPULATION BY AGE COHORT (MILLIONS)
Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9 10-14 15-19 20-24 25-29 30-34 35-39 40-44 45-49 50-54 55-59 60-64



PROPENSITY TO RENT BY AGE COHORT
2Q25 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
800
600
400
200
0
63.4%
651
802
38.8%
707
29.9%
592
24.2%
210
21.0%
Age: < 35 35-44 45-54 55-64 >65

- Sizeable current primary renter cohort
- Larger domestically born future renter cohort
- Potential upside from foreign-born growth

Significantly higher propensity to rent due to:

- Overall housing shortage
- High for-sale home prices and mortgage rates
- Pent-up demand (household formation)



Peak home-buying age ↑ to 38 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



67% of Millennials who want to own a home have zero down payment savings.

Source: U.S. Census Bureau. Data as of June 30, 2025.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Low absolute and relative affordability represent a barrier to single-family ownership, resulting in a larger potential multifamily renter pool. Third-party forecasts indicate approximately 5 million additional apartments will be needed by 2030 to satisfy housing demand, thereby mitigating the potential supply risk of increased residential completions.

Household ("HH") Growth by Type (000s)



YOY Owner HH Formation
YOY Renter HH Formation
YOY Total Housing Completions
Single Family Affordability (rt. axis)
Single Family More Affordable
Single Family Less Affordable
2,200
1,200
200
(800)
(1,800)
80.0
60.0
40.0
20.0
0.0
Owner Nation
Renter Nation
Owner Nation
Renter Nation
2001
2004
2007
2010
2013
2016
2019
2022
2025

UDR Monthly Cost To Rent vs. Total Cost To Own[(1)]



% Less Expensive to Rent vs. Own (TTM)
Long-Term Average
-20%
-30%
-40%
-50%
-60%
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021
2023
2025

- Rent-versus-own analysis[(1)] shows it is approximately **60% less expensive** to rent than own across UDR markets. This equates to **relative savings of approximately $3,400 per month** to rent a UDR apartment home.
- **Relative affordability has improved by 25%** compared to pre-COVID levels.

(1) UDR Average Monthly Cost to Rent is as of 2Q 2025 and is defined as Total Revenue Per Occupied Home on a Same-Store basis. Blended cost to own a home is calculated using data from Moody's, National Association of Realtors, and property prices (both single-family and condos) from Zillow for the markets in which UDR operates and is based on UDR's NOI by market. Monthly mortgage costs assumes a 20% down payment and a 30-year fixed rate mortgage based on historical quarterly rates from Federal Reserve Economic Data. Monthly cost to own also includes taxes and insurance expense assumed at 1/12 of 2% of the historical median home price.

Source: U.S. Census Bureau, Federal Reserve Economic Data, REIS, Zillow, Moody's National Association of Realtors, Company documents.

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR’s investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135


Nasdaq Celebrates
UDR, Inc.'s
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DEFINITIONS AND RECONCILIATIONS

September 2025

UDR®

Opening doors to the future®

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-10 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-9 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-9 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-9 of this presentation.

Source: Company documents, Nareit and Green Street.

Contractual Return Rate: The Company defines Contractual Return Rate as the rate of return or interest rate that the Company is entitled to receive on a preferred equity investment or loan, as specified in the applicable agreement.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance with GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-9 of this presentation.

Source: Company documents, Nareit and Green Street.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth.

Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs, software transition related costs, and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-10 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	2Q 2025	YTD 2025
Income/(loss) from unconsolidated entities	$ 3,629	$ 9,443
Management fee	880	1,743
Interest expense	4,588	9,130
Depreciation	11,970	23,905
General and administrative	131	256
Preferred Equity Program (excludes loans)	(5,849)	(12,070)
Other (income)/expense	126	123
Realized and unrealized (gain)/loss on real estate technology investments, net of tax	158	(1,511)
Total Joint Venture NOI at UDR's Ownership Interest	$ 15,633	$ 31,019

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024
Net income/(loss) attributable to UDR, Inc.	$ 37,673	$ 76,720	$ (5,044)	$ 22,597	$ 28,883
Property management	13,747	13,645	13,665	13,588	13,433
Other operating expenses	7,753	8,059	9,613	6,382	7,593
Real estate depreciation and amortization	163,191	161,394	165,446	170,276	170,488
Interest expense	48,665	47,701	49,625	50,214	47,811
Casualty-related charges/(recoveries), net	3,382	3,297	6,430	1,473	998
General and administrative	19,929	19,495	25,469	20,890	20,136
Tax provision/(benefit), net	258	158	312	(156)	386
(Income)/loss from unconsolidated entities	(3,629)	(5,814)	(8,984)	1,880	(4,046)
Interest income and other (income)/expense, net	(8,134)	(1,921)	30,858	(6,159)	(6,498)
Joint venture management and other fees	(2,398)	(2,112)	(2,288)	(2,072)	(1,992)
Other depreciation and amortization	7,387	7,067	6,381	4,029	4,679
(Gain)/loss on sale of real estate owned	-	(47,939)	-	-	-
Net income/(loss) attributable to noncontrolling interests	2,556	5,351	(479)	1,480	2,130
Total consolidated NOI	**$ 290,380**	$ 285,101	$ 291,004	$ 284,422	$ 284,001

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time. Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Source: Company documents, Nareit and Green Street.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress. Based upon the level of material impact the redevelopment has on the community (operations, occupancy levels, and future rental rates), the community may or may not maintain Stabilization. As such, for each redevelopment, the Company assesses whether the community remains in Same-Store.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a straight-line basis, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

2025 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for the third quarter of 2025 and full-year 2025 to forecasted FFO and FFO as Adjusted per share and unit:

	3Q 2025		Full-Year 2025	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.11	$ 0.13	$ 0.53	$ 0.59
Conversion from GAAP share count	(0.01)	(0.01)	(0.02)	(0.02)
Net gain on the sale of depreciable real estate owned	-	-	(0.13)	(0.13)
Depreciation	0.50	0.50	2.00	2.00
Noncontrolling interests	0.01	0.01	0.03	0.03
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.61**	**$ 0.63**	**$ 2.42**	**$ 2.48**
Legal and other costs	-	-	0.02	0.02
Software transition related costs	0.01	0.01	0.03	0.03
Casualty-related charges/(recoveries)	-	-	0.02	0.02
Realized/unrealized (gain)/loss on real estate technology investments	-	-	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.62**	**$ 0.64**	**$ 2.49**	**$ 2.55**

Source: Company documents.

Coverage Ratios		Quarter Ended June 30, 2025
Net income/(loss)	$	40,229
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		48,665
Real estate depreciation and amortization		163,191
Other depreciation and amortization		7,387
Tax provision/(benefit), net		258
Net (gain)/loss on consolidation		(286)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		18,046
EBITDAre	$	277,490
Casualty-related charges/(recoveries), net		3,382
Legal and other costs		3,358
Realized and unrealized (gain)/loss on real estate technology investments		62
Severance costs		1,024
(Income)/loss from unconsolidated entities		(3,629)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(18,046)
Management fee expense on unconsolidated joint ventures		(880)
Consolidated EBITDAre - adjusted for non-recurring items	$	262,761
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	1,051,044
Interest expense, including debt extinguishment and other associated costs		48,665
Capitalized interest expense		2,068
Total interest	$	50,733
Preferred dividends	$	1,211
Total debt	$	5,775,583
Cash		(1,532)
Net debt	$	5,774,051
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.2x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**5.1x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**5.5x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net income/(loss) attributable to common stockholders	$ 36,462	$ 27,673	$ 111,976	$ 69,591
Real estate depreciation and amortization	163,191	170,488	324,585	340,346
Noncontrolling interests	2,556	2,130	7,907	5,291
Real estate depreciation and amortization on unconsolidated joint ventures	13,458	14,228	26,224	28,382
Net (gain)/loss on consolidation	(286)	-	(286)	-
Net (gain)/loss on the sale of depreciable real estate owned, net of tax	-	-	(47,939)	(16,867)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 215,381	$ 214,519	$ 422,467	$ 426,743
Distributions to preferred stockholders - Series E (Convertible)[1]	1,211	1,210	2,417	2,441
FFO attributable to common stockholders and unitholders, diluted	$ 216,592	$ 215,729	$ 424,884	$ 429,184
FFO per weighted average common share and unit, basic	$ 0.61	$ 0.61	$ 1.19	$ 1.21
FFO per weighted average common share and unit, diluted	$ 0.61	$ 0.60	$ 1.19	$ 1.20
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	353,617	353,380	353,572	353,311
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	357,370	356,747	357,402	356,584
Impact of adjustments to FFO:				
Legal and other costs	$ 3,358	$ 2,914	$ 7,163	$ 5,444
Realized and unrealized (gain)/loss on real estate technology investments, net of tax	220	372	431	(4,616)
Severance costs	1,024	1,111	1,523	1,532
Software transition related costs	2,967	-	5,934	-
Casualty-related charges/(recoveries)	3,382	998	6,679	7,276
Total impact of adjustments to FFO	$ 10,951	$ 5,395	$ 21,730	$ 9,636
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 227,543	$ 221,124	$ 446,614	$ 438,820
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.64	$ 0.62	$ 1.25	$ 1.23
Recurring capital expenditures, inclusive of unconsolidated joint ventures	(29,201)	(26,290)	(47,606)	(43,598)
AFFO attributable to common stockholders and unitholders, diluted	$ 198,342	$ 194,834	$ 399,008	$ 395,222
AFFO per weighted average common share and unit, diluted	$ 0.56	$ 0.55	$ 1.12	$ 1.11

See pages A-1 through A-10 for definitions and other terms.

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and six months ended June 30, 2025 and June 30, 2024. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR’s investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®